NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Exhibit 99.01

Arrhythmia Research Technology, Inc. Announces Results
of Annual Meeting of Stockholders

Board of Directors elects Mr. Jason R. Chambers as Chairman

FITCHBURG, MA, June 1, 2016 -- Arrhythmia Research Technology, Inc. (NYSE MKT: HRT) (the “Company”), through its wholly-owned subsidiary, Micron Products, Inc., a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding, announced the results of shareholder voting that took place during the Company’s 2016 annual meeting, which was held on May 26, 2016.

The shareholders reelected Dr. Paul F. Walter and Mr. Marco F. Benedetti to the Board of Directors for three-year terms.  Shareholders also voted to approve the advisory “say on pay” resolution, supporting the compensation plan for the executive officers.  Additionally, shareholders ratified the appointment of Wolf & Company, P.C. as independent auditors for 2016.

The Company also announced the election of Mr. Jason R. Chambers as Chairman of the Board, effective June 2, 2016.  Mr. Chambers has been a member of the Board of Directors since 2006.  Former Chairman, Dr. Paul F. Walter will stay on as a Director, serving on the Nominating and Corporate Governance, and Compensation committees.

Mr. Chambers stated, “I am honored to become Chairman of the Board.  The Company has focused its growth strategy on expanding its overall share of the contract manufacturing services industry, particularly within the medical devices and components market.  I am confident we have the leadership and vision to ensure continued momentum and success.  On behalf of the Board and executive management, I extend our appreciation to Dr. Walter for serving as our Chairman over the last year and continuing as a Director going forward.”

About Arrhythmia Research Technology, Inc.

Arrhythmia Research Technology, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:
http://www.arthrt.com,  http://www.micronproducts.com and http://www.micronmedical.com.

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Arrhythmia Research Technology, Inc. Announces Results of Annual Meeting of Stockholders
June 1, 2016

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Arrhythmia Research Technology, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to renew our credit facility and manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

COMPANY CONTACT

Mr. Derek T. Welch

Chief Financial Officer

978-345-5000